MANAGEMENT’S REPORT ON ASSESSMENT OF COMPLIANCE WITH

SEC REGULATION AB SERVICING CRITERIA

1.
BellOak, LLC (the “Company”, or “BellOak”) is responsible for assessing compliance with the servicing criteria applicable to it in Items 1122(d)(3)(i)(A-B) and 1122(d)(4)(vii) of the U.S. Securities and Exchange Commission’s Regulation AB, as of and for the year ended December 31, 2023, (the “Reporting Period”), as set forth in Appendix A hereto (the “applicable servicing criteria”). The transactions covered by this report include asset-backed securities transactions for which the Company acted as the Senior Trust Advisor, Trust Advisor, and Operating Advisor for the asset-backed securities transactions listed in Appendix B hereto (the “Platform”).
2.
BellOak, LLC used the criteria set forth in Items 1122(d)(3)(i)(A-B) and 1122(d)(4)(vii) of paragraph (d) of Item 1122 of Regulation AB (defined in Appendix A) to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.
BellOak, LLC has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2023, for the Platform.
4.
Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

BellOak, LLC

February 19, 2024

/s/ Dennis Grzeskowiak

Dennis Grzeskowiak, Principal of BellOak, LLC

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA
Reference	Criteria
Item 1122(d)(3)(i)(A-B)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements.

Item 1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Appendix B – The Platform

BellOak, LLC was named as the Senior Trust Advisor, Trust Advisor and Operating Advisor for all portfolios listed below. However, there was only activity requiring BellOak, LLC to perform the role of Senior Trust Advisor, Trust Advisor, and Operating Advisor for the portfolios designated with a “X” throughout the period in scope listed below.

Portfolio Name	Service Agreement Date	Period in Scope	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2023
245 Park Avenue Trust 2017-245P	May 30, 2017	1/1/2023 to 12/31/2023
WFCM 2017-C41	November 1, 2017	1/1/2023 to 12/31/2023
WFCMT 2017-C39	August 1, 2017	1/1/2023 to 12/31/2023
CGCMT 2017-B1	August 1, 2017	1/1/2023 to 12/31/2023
MSC 2017-H1	June 1, 2017	1/1/2023 to 12/31/2023
WFCM 2017-RB1	March 1, 2017	1/1/2023 to 12/31/2023
WFCM 2016-C37	December 1, 2016	1/1/2023 to 12/31/2023
WFCM 2016-NXS6	October 1, 2016	1/1/2023 to 12/31/2023
WFCM 2016-LC24	September 1, 2016	1/1/2023 to 12/31/2023
WFCM 2015-C31	November 1, 2015	1/1/2023 to 12/31/2023
WFCM 2015-SG1	August 1, 2015	1/1/2023 to 12/31/2023	X
WFCM 2015-C29	June 1, 2015	1/1/2023 to 12/31/2023
GSMS 2015-GC30	May 1, 2015	1/1/2023 to 12/31/2023
WFCM 2015-NXS1	April 1, 2015	1/1/2023 to 12/31/2023	X
WFRBS 2014-C25	December 1, 2014	1/1/2023 to 12/31/2023
WFRBS 2014-C23	September 1, 2014	1/1/2023 to 12/31/2023
WFRBS 2014-C21	August 1, 2014	1/1/2023 to 12/31/2023
GSMS 2013-GC10	February 1, 2013	3/31/2023 to 12/31/2023
GSMS 2013-GC13	May 1, 2013	3/31/2023 to 12/31/2023
GSMS 2014-GC20	April 1, 2014	3/31/2023 to 12/31/2023	X

Portfolio Name	Service Agreement Date	Period in Scope	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2023
MSBAM 2013-C12	October 1, 2013	3/31/2023 to 12/31/2023
WFRBS 2013-C13	May 1, 2013	3/31/2023 to 12/31/2023
WFRBS 2013-C15	August 1, 2013	3/31/2023 to 12/31/2023	X
WFRBS 2013-C17	October 1, 2013	3/31/2023 to 12/31/2023
WFRBS 2014-C19	March 1, 2014	3/31/2023 to 12/31/2023
CGCMT 2014-GC23	August 1, 2014	3/31/2023 to 12/31/2023
BMARK 2023 V2	May 1, 2023	5/1/2023 to 12/31/2023
CRSO 2023 - BRND	July 1, 2023	7/1/2023 to 12/31/2023
BBCMS 2023 C21	October 1, 2023	10/1/2023 to 12/31/2023
WFCM 2015 LC20	March 1, 2015	10/15/2023 to 12/31/2023
WFRBS 2014-LC14	February 1, 2014	10/15/2023 to 12/31/2023
WFCM 2015 C27	March 1, 2015	10/15/2023 to 12/31/2023
CGCMT 2016 C3	November 1, 2016	10/29/2023 to 12/31/2023
BMO 2023-5C2	November 1, 2023	11/1/2023 to 12/31/2023
MSWF 2023-2	December 1, 2023	12/1/2023 to 12/31/2023
DTP 2023 STE2	December 28, 2023	12/28/2023 to 12/31/2023